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                                                                     Exhibit 2a

                            ASSET PURCHASE AGREEMENT


                  ASSET PURCHASE AGREEMENT ("AGREEMENT") dated February 22, 2000 between MOBILE DIAGNOSTICS CAT, L.L.C. , a Delaware limited liability company ("PURCHASER"), CARDIOVASCULAR LABORATORIES, INC. OF PA, a Pennsylvania corporation ("SELLER") CLIXHEALTH.COM, INC., a Nevada corporation ("PARENT"), TIMOTHY W. CUNNINGHAM ("TC"), and PAUL A. TOOMEY ("PT").

                  WHEREAS:

                  A. Seller is engaged in the business of providing noninvasive cardiovascular testing services in hospitals and through independent diagnostic testing facilities ("IDTFS")(such business being referred to herein as the "BUSINESS");

                  B. Parent is a publicly traded Nevada corporation which owns all of the issued and outstanding stock of Seller;

                  C. Seller desires to sell and transfer, and Purchaser desires to purchase and acquire certain assets, properties and rights and assume certain liabilities relating to the Business, all on the terms and conditions set forth in this Agreement;

                  D. Purchaser is unwilling to enter into this Agreement unless Parent, TC and PT also enter into certain covenants and agreements provided for herein; and

                  E. Parent, as the sole shareholder of Seller, TC and PT will derive substantial economic benefit from the transactions contemplated hereby and desire to enter into the covenants and agreements applicable to them as provided for herein.

                  NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                  I.       PURCHASE AND SALE OF ASSETS

                  1.1 ASSETS TO BE SOLD. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.5), Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire, from Seller, all of the right, title and interest of Seller in the assets, properties and rights described in Sections 1.1(a) through (f), or any replacements thereof (including insurance proceeds relating thereto) collectively "ASSETS"), in each case free and clear of any and all Liens (as defined below) except "PERMITTED LIENS" (as defined below). As used in this Agreement, (x) "LIEN" means any lien, easement, encumbrance, mortgage, chattel or collateral mortgage, hypothecation, equity, charge, possibility of reversion or any other conflicting ownership or security interest in favor of any third party created by, through or under Seller or any Affiliate (as defined below) of Seller, and (y) "AFFILIATE" of any person means any corporation, limited liability company, partnership or other entity directly or indirectly controlling, controlled by, or under common control with such person.

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                  (a) INVENTORY. All inventories consisting of supplies, film and other tangibles and perishables incidental to the Business that are, as of the Closing Date, owned by Seller (collectively, "INVENTORIES"), including, without limitation, those generally described on SCHEDULE 1.1(A) by type and location.

                  (b) EQUIPMENT AND MACHINERY. Furniture, fixtures, office equipment, laboratory equipment, computers, ultrasound equipment, and tangible personal property that are, as of the Closing Date, owned by Seller and used (or, in the ordinary and usual course of the Business, at any time prior thereto, have been used) in the Business, together with the machinery and other equipment specifically identified on SCHEDULE 1.1(B) (collectively, "EQUIPMENT").

                  (c) CONTRACTUAL RIGHTS. All rights and incidents of interest of Seller, as of the Closing Date, in and to all Contracts (as defined below) which are specifically identified on SCHEDULE 1.1(C). As used in this Agreement, "CONTRACTS" means any oral or written contracts, leasehold interests in real property, agreements, equipment and machinery leases, warranties, guarantees, commitments, arrangements, mortgages, bonds, notes and other instruments and obligations, deposits and interest therein or rights thereunder including but not limited to all contract and agreements with hospitals and physicians (collectively "HOSPITAL CONTRACTS") and all agreements involving or relating to the IDTFs ("IDTFS CONTRACTS").

                  (d)      INTELLECTUAL PROPERTY; INTANGIBLE RIGHTS.

                  (i) All of Seller's statutory and common law rights to and in all trademarks, service marks, trademark registrations, service mark registrations, trade names, brand names and applications for registration of trademarks and service marks (collectively, "TRADEMARKS") owned or used by Seller as of the Closing Date that are a part of or related to the Business, whether or not currently used therein, including, without limitation, all rights to and in the trademark or trade name "Cardiovascular Laboratories, Inc." and any variations thereof, and those listed on SCHEDULE 1.1(D)(I).

                  (ii) All copyrights, copyright registrations and applications for copyrights (collectively, "COPYRIGHTS") owned or claimed by Seller as of the Closing Date that are a part of or related to the Business, whether or not currently used therein, including, without limitation, those listed on SCHEDULE 1.1(D)(II).

                  (iii) All letters patents, design patents and utility patents, all applications for grant of any such patents, and all reissues, divisions, continuations in-part and extensions thereof (collectively, "PATENTS") owned or claimed by Seller that are part of or related to the Business, whether or not currently used therein, including, without limitation, those listed on SCHEDULE 1.1(D)(III).

                  (iv) All renewals, modifications and extensions of any items referred to in paragraphs (i) through (iii) above that occur on or prior to the Closing Date.

                  (v) All technology, processes, ideas, concepts, invention disclosures, know-how, trade secrets, improvements, design information, drawings, patterns, blueprints, plans,

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         formulations, software, technical data and engineering documentation, engineering notebooks, and other engineering information, designer lists, vendor lists, customer lists, trade lists, sales force and distribution networks and other marketing service information, other than the Trademarks, Copyrights and Patents described in Sections 1.1(d)(i) through (iv) herein (collectively, "KNOW-HOW" and, together with the Trademarks, Copyrights and Patents, called "INTELLECTUAL PROPERTIES") of Seller that are, as of the Closing Date, used or contemplated for use (or, in the ordinary and usual course of the Business, at any time prior thereto have been used) in the Business, including, without limitation, those listed on SCHEDULE 1.1(D)(V) hereto.

                  (vi) All licenses granted to Seller of rights in or to any Intellectual Property that are, as of the Closing Date, used or contemplated for use (or in the ordinary and usual course of the Business, at any time prior thereto have been used) in the Business, including, without limitation, those listed on SCHEDULE 1.1(D)(VI) hereto.

                  (vii) All licenses and powers of attorney granted to others in effect as of the Closing Date with respect to any of the Intellectual Properties that are owned by Seller and used in the Business, including, without limitation, those listed on SCHEDULE 1.1(D)(VII) hereto.

                  (viii) All rights and incidents of interest of Seller, in and to all non-competition or confidentiality agreements in effect as of the Closing Date that were entered into or made in connection with the Business.

                  (e) BOOKS AND RECORDS. All books, records, files, papers, tapes, disks, reports, plans, forecasts and analyses, whether handwritten, typed, printed or electronically stored, of Seller prepared in connection with the Business, including, without limitation, books and records relating to the purchase and sale of Inventories and other products of the Business, to the purchase of fixed assets, equipment or supplies for the Business and to the design, development or manufacture of products for the Business, accounting records, sales and production forecasts, market research, capital and operating budgets for the Business, and manuals, sales and advertising materials, catalogues, mailing lists, customer lists, vendor lists and business correspondence for the Business.

                  (f) ACCOUNTS RECEIVABLE, CASH DEPOSITS, PREPAID EXPENSES. (i) All Accounts Receivable as defined in Section 6.7(b), and (ii) cash deposits under any Contract ("CASH DEPOSITS"), and prepaid expenses adjusted for expenses not yet incurred in the Business as at 24 hours prior the Closing Date ("PREPAID EXPENSES") as set forth on SCHEDULE 1.1(F).

                  1.2      NONASSIGNABLE LICENSES AND CONTRACTS.

                  (a) NONASSIGNABILITY. To the extent that any contract or other agreement or instrument or any license, trademark, trade name, copyright, patent, concession, grant, franchise or approval or any other asset or property included in the Assets is not capable of being assigned, transferred or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or any third party (including any Authority as defined in Section 4.11), or if such assignment, transfer or sublicense or attempted assignment, transfer or sublicense would constitute a breach thereof or a violation of any Legal Requirement (as defined in Section 4.11), this Agreement shall not constitute an assignment, transfer or sublicense thereof, unless and

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until such consent or waiver of such issuer or other party or parties has been duly obtained or such assignment, transfer or sublicense has otherwise become lawful.

                  (b) SELLER'S EFFORTS. Before the Closing, Seller and Parent shall use their best efforts to obtain consents and approvals to the assignment of the agreements identified on SCHEDULE 1.2(B) which shall include, but not be limited to, the Hospital Contracts and IDTFs Contracts (collectively "MATERIAL CONSENTS") and otherwise shall obtain the consents and waivers necessary to sell, assign, convey, set over, deliver and transfer all rights, title and interests to the Assets to Purchaser. Purchaser agrees to cooperate and supply relevant information to third parties in order to assist Seller in obtaining any such consents or waivers.

                  (c) IF WAIVERS OR CONSENTS CANNOT BE OBTAINED. To the extent that the Material Consents are not obtained by Seller, (i) Seller and Parent shall use their best efforts to (x) provide or cause to be provided to Purchaser the benefits of any license or approval and of any contract, license or other agreement referred to in Section 1.2(a), (y) cooperate in any arrangement, reasonable and lawful as to Seller and Purchaser, designed to provide such benefits to Purchaser and (z) enforce for the account and at the expense of Seller any rights of Seller arising from the licenses, approvals, contracts and other agreements referred to in Section 1.2(a) against such issuer or the other party or parties referred to therein, including, without limitation, the right to elect to terminate in accordance with the terms thereof on the advice of Purchaser, and (ii) Purchaser shall use reasonable efforts to perform the obligations of Seller arising under such licenses, approvals, contracts and other agreements, to the extent that, by reason of the transactions consummated pursuant to this Agreement, Purchaser has control over the resources necessary to perform such obligations; provided however, that nothing in this Section 1.2(c) shall constitute a waiver of the fulfillment of any condition to the obligations of the parties as set forth in Article VII.

                  1.3 EXCLUDED ASSETS.

                  Notwithstanding anything to the contrary contained in this Agreement, except for the Assets, no other assets or properties of Seller shall be sold hereunder including, without limitation, the following assets ("EXCLUDED ASSETS"):

                  (a) Seller's insurance policies provided that such policies are not assigned Contracts or Assumed Liabilities, as defined in Section 3.1(a).

                  (b) Rights arising from any tax refunds due from a period prior to the Closing.

                  (c) Seller's corporate charter, qualifications to do business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, minute and stock record books, corporate seals and tax returns, taxpayer and other identification numbers and records and papers relating to the preparation of tax returns, and other documents relating to the organization, maintenance and existence of Seller as a corporation, subject to the access requirements of Section 6.5.

                  (d) Seller's cash bank accounts and money market mutual fund accounts.

                  (e) The Contracts listed on SCHEDULE 1.3(E).

                  1.4 INSTRUMENTS OF CONVEYANCE. To effectuate the sale, assignment, transfer and


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conveyance contemplated by this Article I, Seller covenants that it will execute and deliver to Purchaser at the Closing all bills of sale, deeds, documents or instruments of sale, assignments, transfers or conveyances, as Purchaser shall reasonably deem necessary and appropriate (and in proper form for recording when appropriate) to vest in or confirm to Purchaser good, valid and marketable title to all of the Assets that are owned by Seller, including but not limited to a bill of sale, substantially in the form annexed as EXHIBIT A, and valid assignments of all of Seller's rights, title and interests in all of the Assets that are contracts or licenses, in each case free and clear of any Liens, other than Permitted Liens.

                  1.5 THE CLOSING. The closing of the purchase and sale of the Assets and the transactions contemplated herein ("CLOSING") shall take place (i) 30 days from the execution of this Agreement, or (ii) as soon after this Agreement is executed as practicable after each of the conditions set forth in
Article VII have been fulfilled or waived in accordance herewith, at the offices of Novack Burnbaum Crystal LLP, 300 East 42nd Street, 10th Floor, New York, New York, at 10:00 a.m., or (iii) at such other time or place as the parties may agree in writing. The date on which the Closing occurs is called the "CLOSING DATE". The Closing shall be deemed to be effective as of 12:01 A.M. on the Closing Date at each place where the Assets are located.


                  II. PURCHASE PRICE AND PAYMENT

                  2.1 PURCHASE PRICE; METHOD OF PAYMENT. The aggregate consideration payable by Purchaser in respect of the Assets, the obligations of Seller under the Non-Competition and Non-Disclosure Agreement (as defined below) and all other rights of Purchaser contemplated by this Agreement ("PURCHASE PRICE") shall be the sum of (i) $600,000 plus (ii) the Seller Note substantially in the form annexed hereto as EXHIBIT B plus (iii) the assumption of certain liabilities as set forth in Section 3.1 hereof, plus (iv) Cash Deposits and Prepaid Expenses, plus (v) the Accounts Receivable Overage, if any, as defined in Section 6.7 (d), which shall be added to the Seller Note, less (v) the Assumed Liabilities Overage, if any, as defined in Section 6.7(d), which shall be deducted from the Seller Note. The Seller Note will be reduced after the Closing by the Accounts Receivable Deficiency, if any, as set forth and defined in Section 6.7(b)(i), and the Post Closing Assumed Liabilities Overage, if any, as set forth and defined in Section 6.7(c), in accordance with the provisions of those sections.

                  2.2 CLOSING PROCEDURES. At the Closing:

                  (a) Purchaser shall (i) pay Seller, in cash by wire transfer of immediately available funds to an account or accounts designated by Seller in writing the funds required by Section 2.1(i) and (ii) deliver to Seller the Seller Note.

                  (b) Purchaser and Seller shall execute and deliver each of the other agreements, certificates and other documents required by this Agreement, including, without limitation, those required pursuant to Article VII.

                  2.3 PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated in the manner set forth on SCHEDULE 2.3 at the Closing. The parties hereto agree to report the transaction for income, franchise and similar tax purposes in accordance with the allocations set forth on Schedule 2.3.


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                  III. ASSUMPTION OF LIABILITIES

                  3.1 LIABILITIES ASSUMED BY PURCHASER.

                  (a) Purchaser, in connection with the purchase of the Assets, at the Closing, shall assume the following liabilities and obligations of Seller ("ASSUMED LIABILITIES"): (i) all liabilities and obligations of Seller that arise due to any occurrence subsequent to the Closing, or due to an action or omission of Purchaser or in connection with the operation of the Business, subsequent to the Closing, and to the extent that such liabilities and obligations are by their terms to be performed after the Closing under the terms of a Contract, agreement, license, sales order, purchase order or other commitment (including Permits as defined in Section 4.10(A)) that is assigned to Purchaser hereunder and that is listed on Schedule 1.1(c) other than liabilities and obligations arising out of the breach by Seller, of any such Contract, agreement, license, sales order, purchase order or other commitment, provided that as a condition to assuming the DVI credit line, loan no. 99-04-145 as set forth on Schedule 1.1(c) ("DVI WC LOAN"), Purchaser's lender and DVI must reach accommodation prior to Closing with respect to their respective security interests and liens in the Assets, and (ii) the Accounts Payable as set forth on the Accounts Payable Schedule, as defined in Section 6.7 (c). At the Closing, the aggregate of the (A) Accounts Payable, (B) DVI WC Loan, as reduced at Closing to $191,000 pursuant to Section 3.2(b)(xi), (C) First Union Bank loan no. 08-500-195378, and (D) the principal amount of the Anchor Loans ($125,000) shall not exceed the Accounts Receivable Certification, as defined in Section 6.7(b) ("AGGREGATE SPECIFIC ASSUMED LIABILITIES").

                  (b) Purchaser shall execute and deliver to Seller an Assignment and Assumption Agreement, substantially in the form attached hereto as EXHIBIT C ("ASSUMPTION AGREEMENT"), pursuant to which Purchaser shall agree to pay, perform and discharge when due, to the extent the same are unpaid, unperformed or undischarged on the Closing Date, the Assumed Liabilities.

                  3.2 LIABILITIES NOT ASSUMED BY PURCHASER.

                  (a) Except for the Assumed Liabilities, Purchaser, in connection with the purchase of the Assets, this Agreement or otherwise, shall not assume or in any manner be or become responsible for any obligations or liabilities of any nature, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due (including without limitation any Environmental Liabilities and Costs (as hereinafter defined))(collectively "LIABILITIES") of Seller or any of its Affiliates, including Liabilities incurred in connection with, in any way arising out of, or related to, any of the Assets or the Business prior to the Closing, and Seller agrees that as between Seller and Purchaser, Seller will be solely responsible for the satisfaction and discharge of all such Liabilities, and will indemnify and hold harmless Purchaser against all such Liabilities as provided for in
Section 9.2.

                  (b) Without limiting the generality of the foregoing paragraph
(a), Purchaser expressly shall not assume any liabilities or obligations of
Seller:

                  (i) for any Taxes including, without limitation, (x) federal, state, local or other income or franchise Taxes arising from, relating to or attributable to the Business or the Assets or (y) Taxes arising in connection with the transactions contemplated by this Agreement;

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                  (ii) for product liabilities, workers compensation, and
         automobile and similar liabilities for personal injuries, in each case to the extent such liability arises from an injury, event, occurrence or omission which occurred or existed on or prior to the Closing Date;

                  (iii) for any claims for insurance premiums or retroactive assessments based upon claims described in the preceding clause (ii);

                  (iv) for third-party lawsuits and claims resulting from, caused by or arising out of, any product shipped by, or any service rendered by, Seller or the use thereof at any time whatsoever, including, without limitation, any such claims (x) for failure to warn,
         (y) based on Seller's warranty for the Inventory and products sold by Seller prior to the Closing and (z) for any product returns;

                  (v) to the extent that such claim arises out of or relates to litigation or administrative proceedings existing on or prior to the Closing Date or based on facts existing on or prior to the Closing Date, including, without limitation, liability for patent, trademark or copyright infringement or violation of any law, statute, ordinance, regulation or rule of any Authority;

                  (vi) to the extent that such claim arises out of or relates to
         (x) any claims or controversies pending or threatened or based on facts existing on or prior to the Closing Date between Seller and any of its employees, independent contractors, salesmen, former employees, employees' collective bargaining representatives, job applicants or any association or group of such persons including, without limitation, claims or controversies asserted pursuant to any constitutions, statutes, laws, regulations, rules or ordinances of any Authority or any collective bargaining agreements or regulations relating in whole or in part to the employment of labor and equal employment opportunity,
         (y) except for the Assumed Liabilities, any action which Seller took or failed to take with regard to such persons prior to, contemporaneous with or subsequent to the Closing Date or (z) any liability whatsoever, including but not limited to "withdrawal liability", as a result of the any agreements between any trade union, or any collective bargaining agreement, relationship, pension plan, welfare plan and/or trust documents and any liability to or under any Health and Welfare Fund or pension plan included or referenced in these agreements, or otherwise binding upon Seller as a result of its collective bargaining relationships or (xx) any Environmental Liabilities and Costs as defined in Section 4.15;

                  (vii) arising out of transactions of any kind between Seller and any of its Affiliates including but not limited to any inter-company debt;

                  (viii) for any liabilities or obligations to employees or former employees of Seller arising out of or in connection with such employment, including, without limitation, as a result of any act of discrimination as defined by federal or state law, or pursuant to any employee benefit plans, programs, arrangements, contracts or established working practices;

                  (ix) to the stockholder of Seller solely in its capacity as such stockholder;


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                  (x) for any rebates or volume related discounts that become due to customers after the Closing related to sales made or services provided by the Seller, or for those portions of any rebates which may have accrued in part related to sales made by Seller.

                  (xi) (A) for all loans from and obligations to F. Stanton Moyer, James Porter and Anchor Investment Partnership, Ltd., whether or not such loans and obligations are reflected or evidenced in promissory notes ("ANCHOR LOANS"), which shall be satisfied in full by Seller at or prior to the Closing, (B) the vehicle loan from First Service Bank to the Seller, loan no. 02-70009, which shall be satisfied by Seller at or prior to the Closing, (C) the term loan from First Service Bank to the Seller, loan no. 02-70066, which shall be satisfied by Seller at or prior to the Closing, and (D) for any loan amount in excess of $191,000 ("DVI WC LOAN LIMIT") in connection with Seller's DVI WC Loan, which Seller shall pay down to the DVI WC Loan Limit at or prior to the Closing.

                  3.3 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by Purchaser of the Assumed Liabilities shall not expand the rights or remedies of any third party against Purchaser or Seller as compared with the rights and remedies which such third party would have had against the Seller had Purchaser not assumed the Assumed Liabilities.


                  IV. SELLER'S REPRESENTATIONS AND WARRANTIES

                  Subject to the exceptions, if any, set forth on Schedules referenced in this Article IV, Seller represents and warrants as follows:

                  4.1 ORGANIZATION, POWER AND AUTHORITY, ETC. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full power and authority to own, operate and hold under lease its properties and assets and to carry on its business as now and as heretofore conducted. Seller has full power and authority to execute and deliver this Agreement and all the schedules, documents, agreements, certificates and instruments to be delivered by Seller pursuant to this Agreement at the Closing (such schedules, documents, agreements, certificates and instruments are referred to herein as "SELLER'S ANCILLARY DOCUMENTS"), and to perform the transactions contemplated hereby and thereby. Complete and correct copies of the certificate of incorporation, bylaws, and all other corporate governance documents of Seller have been previously delivered to Purchaser.

                  4.2 DUE AUTHORITY; NO BREACH. The execution and delivery by Seller of this Agreement, Seller's Ancillary Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and consented to by the Board of Directors of Seller, Seller's shareholder and by all other necessary corporate action of Seller ("CONSENTS"). The execution and delivery by Seller of this Agreement, Seller's Ancillary Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and consented to by the Board of Directors of Parent, and the shareholders of Parent, if required under any Legal Requirement and by all other necessary corporate action of Parent ("PARENT CONSENTS") The executed Consents and Parent Consents are annexed as APPENDIX A and shall be updated at the Closing. This Agreement and Seller's Ancillary Documents have been, duly executed and delivered by Seller, and this Agreement and Seller's Ancillary Documents are legal, valid and binding obligations of Seller, enforceable against Seller, in accordance with their terms except as


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such enforceability may be affected by any applicable bankruptcy, insolvency, equitable subordination, reorganization or similar laws and general principles of equity pertaining to the enforcement of creditors' rights. Except as set forth on SCHEDULE 4.2, neither the execution and delivery by Seller of this Agreement or any of Seller's Ancillary Documents, nor the consummation by Seller, of the transactions contemplated hereby or thereby, nor the compliance by Seller, with or fulfillment by Seller, of the terms and provisions hereof or thereof will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the certificate of incorporation or bylaws or other corporate governance documents of Seller or Parent, or (ii) with or without the giving of notice or lapse of time or both, conflict with or result in a breach or violation of, or default under, or permit the acceleration of any obligation under any provision of any Contract, Permit, Lien or other instrument or restriction of any kind to which Seller is a party or by which Seller or any of the Assets is otherwise bound or affected which in any single case, have a Material Adverse Effect, as defined in Section 4.5 below, on the Business, or
(iii) violate any judgment, order, writ, injunction, decree, or award which specifically names Seller, or to the knowledge of Seller upon making reasonable inquiry, violate any judgment, order, writ, injunction, decree, award, statute, rule or regulation applicable to Seller, Parent or any of the Assets, or result in the creation or imposition of any Lien on any of the Assets.

                  4.3 GOVERNMENTAL APPROVAL. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Authority is required in connection with the execution and delivery of this Agreement, any of Seller's Ancillary Documents or the consummation by Seller of the transaction contemplated hereby or thereby, whether applicable to Seller or Parent, except where the failure to obtain any consent, approval, waiver, order or authorization of, or make such registration, declaration or filing would not have a Material Adverse Effect, as defined below.

                  4.4 FINANCIAL INFORMATION. The financial statements of Seller relating to the Business through the fiscal years ending December 31, 1997, December 31, 1998 and December 31, 1999, which Seller hereby represents were prepared in accordance with generally accepted accounting principles, present fairly in all material respects the financial condition of Seller as of the dates of such financial statements and the results of operations of Seller for such periods ("FINANCIAL STATEMENTS"). The information and materials contained in the Cardiovascular Labs, Inc. of PA Business Summary, dated September 1999 ("BUSINESS SUMMARY") are true and correct and not misleading in any material manner. None of the Financial Statements nor the Business Summary contain any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                  4.5 LIABILITIES. Except as set forth on SCHEDULE 4.5, Seller has not incurred any Liabilities relating to the Business except Liabilities (i) that were incurred in the usual and ordinary course of business consistent with past practice and (ii) that, individually or in the aggregate, did not have and are not likely to have a material adverse effect on the Assets, the Business or the Assumed Liabilities ("MATERIAL ADVERSE EFFECT"). All payments due under any contract, agreement, license, lease, sales order, purchase order or other commitment of Seller relating to the Business that would in the aggregate have a Material Adverse Effect after the Closing have been paid and kept current in accordance with past practice. Except as set forth on Schedule 4.5, there are no rebates or volume-related discounts presently due to customers or which may become due after the Closing, or rebates which have been promised to or negotiated with Seller's customers but have not yet been paid by Seller because such customers have not yet made the required level of purchases or received the required level of services from Seller.


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

                  4.6 CONDITION OF ASSETS. All tangible personal property and equipment included in the Assets, taken as a whole, have been adequately maintained and are in good operating condition (ordinary wear and tear excepted) or otherwise suitable for their intended purpose. Seller has good title to all of the Assets, in each case free and clear of all Liens, except for the following (referred to herein as "PERMITTED LIENS"): (i) statutory liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; and (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of government mandated employees' coverage.

                  4.7 INTELLECTUAL PROPERTY. Except as set forth on Schedules 1.1(d)(i), (ii), (iii), (v), (vi) and (vii), (i) Seller is the sole and exclusive owner of all rights to the Intellectual Properties, the same are fully assignable and Seller has the right to use the same without the payment of any license fee, royalty or similar charge, (ii) there are no other patents, copyrights, trademarks, service marks (whether registered or unregistered), trade names, brand names, know-how, trade secrets or other intellectual properties of a similar nature, or any applications for any of the foregoing, that are owned or used by Seller in connection with the Business, (iii) there is no written claim of any other person, firm or corporation or any proceeding pending against Seller or, to the best knowledge of Seller, threatened that relates to any of the Intellectual Properties set forth on such Schedules and Seller knows of no basis for any such claim or proceeding, (iv) none of such Intellectual Properties is subject to any outstanding order, ruling, decree, judgment or stipulation naming Seller by or with any court, arbitrator or Authority, and (v) to the knowledge of Seller, (x) no other person is using any of the Intellectual Properties and (y) Purchaser's continued use of the Intellectual Properties in substantially the same manner Seller currently uses such Intellectual Properties will not infringe or violate the proprietary rights of any third party.

                  4.8 LITIGATION AND RELATED MATTERS. Except as set forth on
SCHEDULE 4.8, there are no actions, suits, investigations or proceedings pending naming Seller or, to the best knowledge of Seller, threatened against Seller or any of its Affiliates that involve transactions relating to the Business, the Assets or the Assumed Liabilities, at law or in equity, or before any arbitrator of any kind, or before or by any Authority, and there is no such action, suit, investigation or proceeding pending naming Seller or, to the best knowledge of Seller, threatened against or affecting the transactions contemplated by this Agreement. Except as set forth on Schedule 4.8, Seller is not a party to, or, to the knowledge of Seller after making reasonable inquiry, subject to the provisions of, any judgment, decree or order relating to the Business, the Assets or the Assumed Liabilities, and there has been no material dispute in the last two years between Seller and any of its customers relating to the Business.

                  4.9 CONTRACTS. Seller has made available to Purchaser for review correct and complete copies of all material Contracts in effect as of the date hereof pertaining to the Business to which Seller is a party or to which any of the Assets are subject and that are in written form. All of the Contracts listed on Schedule 1.1(c) are binding and in full force and effect as to Seller, and no event or condition has occurred or exists or, to the best knowledge of Seller, is alleged by any of the other parties thereto to have occurred or exist that constitutes or after notice or lapse of time or both would constitute a material breach or default by any party thereto, or a basis for termination thereunder. Except as set forth on Schedule 1.1(c), none of such Contracts have been amended or modified. Neither Seller nor, to the knowledge of Seller, any other party to such Contracts, is in material default, and Seller has not received any notice of alleged material default under any such Contract. Seller has not waived any material right under any such Contract.

                  4.10 GOVERNMENTAL LICENSES; PERMITS; COMPLIANCE WITH LAW.
SCHEDULE 4.10 contains a correct and complete list of all Permits used in connection with the Business as currently operated. Except as disclosed on
Schedule 4.10, Seller has all Permits material to the conduct of the Business, all such Permits are valid and in full force and effect, and no proceeding is pending naming Seller, or, to the best knowledge of Seller, threatened, to modify, suspend, revoke or otherwise limit any of such Permits and no administrative or governmental actions have been taken naming Seller or, to the best knowledge of Seller, threatened in connection with the expiration or renewal of any of such Permits. The Business is and has been conducted in compliance in all material respects with all Permits and all Legal Requirements of any Authority applicable to the Business to the extent necessary to avoid a Material Adverse Effect, including, without limitation, Legal Requirements and Permits (i) relating to product safety; (ii) regarding employment and employment practices or terms and conditions of employment; (iii) relating to trade regulation (including, without limitation, restraint of trade and relations with suppliers, customers and distributors); and in the case of Parent relating to the Securities and Exchange Commission ("SEC") or any securities regulatory authoirity of any state. No investigation or review by any Authority with respect to the Business is pending or threatened. No Authority has indicated in writing an intention to conduct any such investigation or review. As used in this Agreement, the following terms have the meanings set forth below:

                  (A) "PERMITS" mean any and all permits, licenses, authorizations, approvals, registrations, rights of way, orders, waivers, variances or other approvals and licenses (i) under any (x) Law, (y) Judgment or (z) Contract with any Authority relating to compliance with matters described in (x) or (y) above, or (ii) granted by any Authority;

                  (B) "LAWS" mean Judgments and Environmental Laws and Environmental Property Transfer Laws any and all laws (whether statutory or otherwise),, rules and regulations, of all Authorities, all as in effect as of the Closing Date;

                  (C) "JUDGMENTS" mean any and all judgments, orders, directives, rulings, decisions, injunctions (temporary, preliminary or permanent), decrees, or awards having the effect of law of any federal, state, local or foreign court, arbitrator or any Authority;

                  (D) "AUTHORITY" means any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States including but not limited to the SECor of any state, local or foreign government or any subdivisions, agency, commission, office, authority or bureaucracy thereof as of the Closing Date; and

                  (E) "LEGAL REQUIREMENTS" mean any and all applicable (i) Laws,
         (ii) Judgments, (iii) Contracts with any federal, state, local or foreign court, arbitrator or Authority all in effect as of the Closing Date (except with respect to Environmental Property Transfer Laws as to which this definition extends to such Laws as in effect on or after the Closing Date) relating to compliance with matters described in (i) or
         (ii) above and (iv) any Permit.

                  4.11 CONDUCT OF BUSINESS. Except as set forth on SCHEDULE 4.11, since September 29, 1999 Seller has conducted the Business only in the ordinary and usual course in all material respects, and without limiting the generality of the foregoing, Seller has not, with respect to the Business:

                  (a) sold, assigned, transferred, mortgaged, pledged, leased or otherwise disposed of or subjected to any Lien any Asset (other than sales of inventories in the ordinary and usual course of business);

                  (b) materially amended, waived, released, disposed of or permitted to lapse any material right relating to the Business;

                  (c) transferred or granted any material rights under any Contracts, leases or Intellectual Properties;

                  (d) agreed, whether in writing or not, to do any of the foregoing; or

                  (e) undergone or suffered any change in its financial condition, business, customer or supplier relationships, properties or prospects which has been, individually or in the aggregate, materially adverse to the Business, the Assets or the Assumed Liabilities.

                  4.12 INTENTIONALLY LEFT BLANK.

                  4.13 INSURANCE. SCHEDULE 4.13 sets forth a correct and complete list of all policies of liability insurance ("INSURANCE POLICIES") currently in force by type, and indicates claims pending thereunder by Seller. There has been no failure to give or deliver any notice with respect to any material pending claim thereunder in a timely fashion, all premiums due and payable thereunder have been paid and each such policy is in full force and effect. Correct and complete copies of all such policies have heretofore been made available by Seller to Purchaser.

                  4.14 TAXES.

                  (a) All returns and reports of all Taxes, including, without limitation, federal income tax returns, withholding tax returns and declarations of estimated tax and tax reports, required to be filed on or prior to the Closing Date by Seller with respect to any Tax that, if not paid, might result in a Lien upon any of the Assets have been duly and timely filed and are, to the best of Seller's knowledge, true, correct and complete in all material respects, and all Taxes due or claimed (in writing) to be due pursuant thereto have been paid.

                  (b) No Tax is required to be withheld pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended ("CODE"), as a result of the transfers contemplated by this Agreement because Seller is not a foreign person within the meaning of that section and the Treasury regulations thereunder.

                  (c) As used herein, "TAX" and "TAXES" mean all taxes and similar governmental charges, imposts, levies and assessments, however denominated (including, without limitation, income taxes, estimated taxes, withholding taxes, use taxes, gross receipt taxes, sales taxes, transfer taxes or fees, excise taxes, real and personal property taxes, AD VALOREM taxes, payroll related taxes, employment taxes, unemployment insurance, social security taxes, minimum taxes, franchise taxes and import duties and other obligations of the same or a similar nature), together with any related liabilities, penalties, fines, additions to tax or interest imposed by the United States or any federal, state, county, provincial, local or foreign government or subdivision or agency of any thereof.

                  4.15 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 4.15,

                  (a) Seller is and has been in compliance in all material respects with all Environmental Laws (as defined below) applicable to the Business;

                  (b) Seller has obtained and is, has been, and will at Closing be, in compliance in all material respects with the conditions of all Environmental Permits (as defined below), certificates, approvals, licenses, and other authorizations necessary under any Environmental Law for the continued conduct of the Business in the manner now conducted and all such Environmental Permits are and will at Closing be in full force and effect;

                  (c) to the knowledge of Seller, there are no pending changes with respect to any Environmental Permit, that will prevent the Business from being conducted in the manner now conducted or which would make compliance or continued compliance with respect to any Environmental Permit materially more expensive than at present;

                  (d) neither Seller nor any of its officers, or directors, or present or past Assets, properties, businesses or operations is subject to, or within the past five years has been subject to, any outstanding material written order, decree, judgment, complaint, written agreement, claim, citation, request for information, or notice or is subject to any ongoing judicial or administrative proceeding holding or claiming that Seller is or may be (i) in violation of any Environmental Law,
         (ii) responsible for the Release of any Chemical Substance or (iii) liable for any Environmental Liabilities and Costs;

                  (e) to the knowledge of Seller, none of the Assets or the Business, is subject to, or as a result of the transactions contemplated by this Agreement, would be subject to, the requirements of any state or local Environmental Laws that require notice, disclosure, cleanup or approval prior to transfer of such Assets or Business, or that would impose Environmental Liens on such Assets or Business ("ENVIRONMENTAL PROPERTY TRANSFER LAWS");

                  (f) no property now or previously owned or leased by Seller is listed or, to Seller's knowledge, is proposed for listing, on the National Priorities List pursuant to CERCLA, as defined below, on the CERCLIS, or on any other similar state list of sites requiring investigation or cleanup;

                  (g) Seller has not transported or arranged for the transportation of any Chemical Substance to any location that is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS, or any other similar state list, or which is the subject of federal, state, or local enforcement actions or other investigations that could reasonably be expected to lead to material claims against Seller for any remedial work or damage to natural resources, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls in excess of 50 ppm or damaged or friable asbestos in such condition to cause a present health hazard at any property now or previously owned or leased by Seller;

                  (i) none of the manufacturing or distribution facilities of the Seller is subject to any Environmental Lien;

                  (j) Seller has not Released and, to the knowledge of Seller, there have been no Releases of a Chemical Substance, no on-site disposal of a Chemical Substance, and there are no active, inactive, closed or abandoned disposal areas, tanks and no investigation or review with respect to any such matter is pending or to the knowledge of Seller, threatened, nor has any Authority or other third party indicated an intention to conduct the same.


                  As used in this Agreement the following terms have the meanings set forth below:

                  "CHEMICAL SUBSTANCE" means any chemical substance, including but not limited to any (i) pollutant, contaminant, chemical, raw material, intermediate product, by-product, lead-based paints, natural gas, natural gas liquids, synthetic gas, liquified natural gas, slag, construction debris, refractory brick or heavy metal, (ii) industrial, solid, toxic or hazardous substance, material or waste, (iii) petroleum or any fraction thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons and (vii) any other substance, material or waste (whether in the form of raw material, intermediate product, by-product, construction debris, or otherwise) which is regulated, or for which standards are prescribed, under any Environmental Law.

                  "DIRECT CLAIM" means a claim that does not arise from a Third Party Claim, whereby Purchaser incurs Losses as a result of a Reportable Environmental Condition.


                  "ENVIRONMENT" includes real property and the physical buildings and structure thereon, and also includes, but is not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata and river sediment.

                  "ENVIRONMENTAL LAW" means any Law or Legal Requirement relating to human or public health or safety or pollution or protection or cleanup of the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and any other Law or Legal Requirement relating to (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance, (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance, (c) exposure of persons, including employees, to any Chemical Substance, or (d) the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means all Losses, as defined in Section 9.1 below, to the extent arising from events occurring or conditions existing on or prior to the Closing Date incurred by Purchaser
Indemnitees:

                  (i) pursuant to the violation of any Environmental Law or claimed violation thereof to the extent relating to the Business or any of its present or past operations or properties (including without limitation, any liability arising from the off-site disposal of Chemical Substances) which is incurred pursuant to a Third Party Claim;

                  (ii) as a result of, relating to, or in connection with any Release which is incurred pursuant to a Third Party Claim; or

                  (iii) as a result of any Reportable Environmental Condition resulting in a Direct Claim.

                  "ENVIRONMENTAL LIEN" means a lien in favor of any government entity for any liability under any Environmental Law or costs incurred by such government entity in response to the Release or threatened Release of any Chemical Substance into the Environment.

                  "ENVIRONMENTAL PERMIT" means any Permit required under, issued pursuant to, or authorized by any Environmental Law.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment of any kind whatsoever (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance) in excess of any applicable action levels or other requirement of any Environmental Law which occurred prior to the Closing Date, including any migration of any previously Released Chemical Substance after the Closing Date, but "Release" excludes any migration which is caused or exacerbated by any post-Closing grossly negligent or willful misconduct of the Purchaser or any agent of the Purchaser.

                  "REPORTABLE ENVIRONMENTAL CONDITION" means a condition of or relating to the Business including but not limited to the on-site or off-site disposal or other Release of a Chemical Substance or the presence of a Chemical Substance in excess of applicable action levels which condition Purchaser's attorneys in their reasonable discretion determine that Purchaser is obligated to report to a governmental agency or Authority under any Environmental Law.

                  "THIRD PARTY CLAIM" means a claim, Legal Requirement or the commencement of any action or proceeding by any third party, including but not limited to any court, or any governmental agency or entity.

                  4.16 BROKERS. Seller has dealt with no brokers, finders or agents in connection with the transactions contemplated by this Agreement and has conducted all negotiations relating to this Agreement without the intervention of any person acting on its behalf in such manner as to give rise to any valid claim against Purchaser for any broker's, finder's fee, or commission in connection with the transactions contemplated by this Agreement except for Bedminster Financial Group, Inc. and Next Century Group.

                  4.17 NO PENDING TRANSACTIONS. Except for this Agreement, Seller is not a party to or bound by any agreement, commitment or undertaking with respect to the sale, lease or exchange of the Assets to any other person.

                  4.18 CERTAIN INTERESTS. Except as otherwise disclosed in this Agreement or on SCHEDULE 4.18, no Affiliate of Seller, nor any officer, shareholder, director or employer of any such Affiliate, is a party to or has an interest, directly or indirectly, in any contract or commitment which relates to or affects the Business or by which any of the Assets is or may be bound, or has any interest, directly or indirectly, in any of the Assets.

                  4.19 CUSTOMERS AND ACCOUNTS.

                  (a) Set forth on SCHEDULE 4.19 are a list of all customers or accounts which represent 10% or more of Seller's gross revenue ("MAJOR ACCOUNTS"). All of the Major Accounts are (i) under contract with Seller and will be assigned to the Purchaser at Closing, and (ii) are Contracts listed on
Schedule 1.1(c). All Major Account Contracts are in full force and effect, and Seller is not in breach of any of the terms, conditions or provisions of any of the Major Account Contracts, and has received no notice of same. Seller has no knowledge that any of the Major Accounts will not remain accounts of the Purchaser after the Closing. .

                  (b) Seller has not entered into any agreements to make capital expenditures in excess of $2,500.

                  4.20 NON-COMPETITION AGREEMENTS. Seller has provided Purchaser with complete and accurate copies of all documentation relating to non-competition and confidentiality agreements in effect as of the date hereof that were entered into or made in connection with the Business or any of its officers, shareholders or employees.

                  4.21 ACCURACY AND COMPLETENESS OF ALL STATEMENTS. The representations and warranties of Seller made pursuant to this Agreement and Seller's Ancillary Documents, Financial Statements and Business Summary are true and correct in all material respects. Seller has not omitted therein any material fact required to make the statements contained therein not misleading. Seller has heretofore furnished to Purchaser all information as to the Business, the Assets and the Assumed Liabilities requested by Purchaser, material to a determination by Purchaser to enter into this Agreement and to acquire the Assets and Assumed Liabilities.

                  4.22 ERISA

                  (a) Seller has not maintained or contributed to any pension plan that is subject to the provisions of Title IV of ERISA at any time prior to the Closing Date, except as shown on SCHEDULE 4.22(A).

                  (b) Seller has made all contributions required of it to all employee benefit plans (as defined in Section 3(3) of ERISA) to which Seller is required to contribute.

                  (c) The withdrawal liabilities (as defined in Section 4201 of ERISA or under the terms of any multiemployer plan) that have been incurred by Seller and which remain unpaid as a result of a complete withdrawal from all of the multiemployer plans to which Seller contributes has not and will not have a Material Adverse Effect, individually or in the aggregate.

                  (d) For purposes of this Section 4.22:

                           (i) all references to "ERISA" shall be to the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder;

                           (ii) all references to the "Seller" shall be to the Seller and all other entities that are under common control with the Seller within the meaning of Sections 414(b) and (c) of the Internal Revenue Code of 1986, as amended; and

                           (iii) all references to "multiemployer plans" shall be to such plans as defined in Section 3(37)(A) of ERISA.

                  4.23 LICENSURE. Seller and the IDTFs have all required licenses, certifications, waivers, permits and other authorizations from the appropriate federal, state and/or local agencies. Seller attaches hereto as
SCHEDULE 4.23 an accurate list, summary description, and copy of all such licenses, certifications, waivers, and other authorizations, owned or held by Seller or the IDTFs relating to the Business, all of which are now and as of Closing shall be, in good standing and not subject to meritorious challenge. Seller has no knowledge of any facts that would preclude or limit Purchaser from operating the Business and the IDTFs as the Business and the IDTFs are currently operated and used except that Purchaser must obtain Medicare provider numbers for each IDTF location.

                  4.24 COMPLIANCE WITH LAWS.

                  (a) Seller and the IDTFs are in compliance (without waivers) and as of the Closing Date will be in compliance (without waivers) with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, including without limitation, all health, building, fire and zoning ordinances and life safety codes, including, without limitation, the Americans with Disabilities Act, as the same may be amended.

                  (b) There are no outstanding deficiencies or work orders of any Authority having jurisdiction over the Seller and the IDTFs requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining to nursing home in general, including but not limited to the Medicare program.

                  (c) Seller has not received any notice of any claim, requirement or demand of any licensing or certifying agency supervising or having authority over the Seller or the IDTFs or otherwise to rework or redesign it or to provide additional furniture, fixtures, equipment or inventory so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.

                  (d) Seller is qualified for, and has never been excluded from, participation in the Medicare program, has current and valid provider agreements with the Medicare program ("PROGRAM") with respect to the Business and the IDTFs and is in material compliance with the conditions of participation in, and all billing requirements of the Program. Seller has no knowledge of any condition with respect to the Business and the IDTFs which constitutes a material deficiency, under the Program or any other State or Federal law relating to the licensing or operation of the Business and the IDTFs. There is not pending or to the best of Seller's knowledge, threatened any proceeding or investigation under the Program involving Seller, the Business of the IDTFs.

                  (e) All billing practices of Seller, including those with respect to the IDTFs to all third party payors, including the Program and private insurance companies, have been in compliance with all applicable laws, regulations and policies of such third party payors and the Program in all material respects.

                  (f) Neither Seller, Parent nor any officer, manager or employee of Seller or Parent, nor any agent acting on behalf of or for the benefit of any of the foregoing, has directly or indirectly in connection with the Business or the IDTFs or otherwise: (i) offered or paid any remuneration, in cash or in kind to, or made any financial arrangements with, any past, present or potential customers, past or present suppliers, patients, medical staff members, contractors or third party payors of Seller or the IDTFs in violation of applicable law; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor, third party payor or any other person in violation of applicable law; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state or any other governmental entity having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

                  (g) Neither Seller nor Parent, nor any officers or directors of Seller or Parent, is a party to any contract, lease agreement or other arrangement (including any joint venture or consulting agreement) related to Seller, the Business or the IDTFs with any physician, health care facility, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business or operations for Seller with respect to Business or the IDTFs or otherwise influence the affairs of Seller, to provide services, lease space, lease equipment or engage in any other venture or activity that is prohibited by law or that did not provide commercially reasonable terms and fair market value consideration for the goods, property, services or use of money provided, exchanged or acquired thereunder at the time entered into.

                  4.25 BILLING SYSTEM. The billing system for the Business and the IDTFs comply with all Medicare requirements and is capable of fully functional operation, which means that the billing system is capable of, but not limited to, the performance of the following:

                           (i) transmitting or receiving the necessary data for
the processing of payments regardless of payor class;

                           (ii) supporting and using software which meets all
Medicare billing requirements; and

                           (iii) maintaining the necessary records of
transactions and supporting data.


                  V. PURCHASER'S REPRESENTATIONS AND WARRANTIES

                  Purchaser represents and warrants to Seller as follows:

                  5.1 ORGANIZATION, POWER AND AUTHORITY. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority to execute and deliver this Agreement and all other schedules, documents, agreements, certificates and instruments to be delivered by Purchaser pursuant to this Agreement at the Closing (such schedules, documents, agreements, certificates and instruments are referred to herein as "PURCHASER'S ANCILLARY DOCUMENTS"), and to perform the transactions contemplated hereby and thereby.

                  5.2 DUE AUTHORITY; NO BREACH. The execution and delivery by Purchaser of this Agreement, and Purchaser's Ancillary Documents, and the consummation by Purchaser of the transactions contemplated in this Agreement, have been duly authorized by all necessary corporate action of Purchaser. This Agreement and Purchaser's Ancillary Documents have been duly executed and delivered by Purchaser, and this Agreement and Purchaser's Ancillary Documents are legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms except as such enforceability may be affected by any applicable bankruptcy, insolvency, equitable subordination, reorganization or similar laws and general principles of equity pertaining to the enforcement of creditors' rights. Neither the execution and delivery by Purchaser of this Agreement or any of Purchaser's Documents, nor the consummation by Purchaser of the transactions contemplated in this Agreement, nor the compliance by Purchaser with or fulfillment by Purchaser of the terms and provisions hereof or thereof will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Purchaser, or (ii) with or without the giving of notice of lapse of time or both, conflict with or result in a breach or violation of, or default under, or permit the acceleration of any obligation under any provision of any Contract, Permit, Lien or other instrument or restriction of any kind to which Purchaser is a party or by which Purchaser is otherwise bound or affected, or (iii) violate any order, writ, injunction, decree, award, statute, rule or regulation applicable to Purchaser.

                  5.3 GOVERNMENTAL APPROVAL. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Authority is required in connection with the execution and delivery of this Agreement, any of Purchaser's Ancillary Documents, or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than any consent, approval, order, authorization, registration, declaration or filing required in connection with the transfer of title to the Assets to Purchaser and such other consents, approvals, waivers, orders, authorizations, registrations, declarations or filings relating to matters which, individually or in the aggregate, will not materially adversely affect Purchaser's ability to consummate the transactions contemplated hereby.

                  5.4 NO BROKERS. Purchaser has dealt with no brokers, finder's or agents in connection with this transaction and has conducted all negotiations relating to this Agreement without the intervention of any person acting on its behalf in such manner as to give rise to any valid claim against Seller for any broker's or finder's fee in connection with the transactions contemplated by this Agreement except for Bedminster Financial Group, Ltd. and Next Century Group.

                  5.5 FINANCIAL ABILITY. Purchaser has sufficient capitalization and credit in order to perform its obligations under this Agreement and Purchaser's Ancillary Documents.

                  VI. COVENANTS AND AGREEMENTS OF THE PARTIES

                  6.1 RIGHTS OF INSPECTION. During the period from the date of this Agreement to the

Closing, Seller shall afford to the officers, employees, attorneys, accountants, actuaries, experts or other authorized representatives of Purchaser, at reasonable times and on a reasonable basis, access to all of the assets, properties, books and records of Seller relating to the Business, the Assets or the Assumed Liabilities and shall furnish, cause to be furnished or made available to Purchaser copies of any such books or records and such financial and operating data and other information relating to the Business or the Assets as Purchaser may reasonably request provided that measures are taken to minimize any interference with Seller's operation of the Business.

                  6.2 ORDINARY COURSE OF BUSINESS. During the period from the date of this Agreement to the Closing, except to the extent expressly permitted or contemplated by this Agreement or otherwise expressly consented to in writing by Purchaser, Seller hereby covenants that:

                  (a) Seller shall maintain the corporate status and good standing of the Business and shall maintain and use reasonable efforts to renew all existing Permits;

                  (b) Seller shall use reasonable efforts to obtain at the earliest practical date any Permits and other approvals required to consummate legally the transfer of ownership of the Assets and Assumed Liabilities to Purchaser and the other transactions contemplated hereby;

                  (c) Seller shall continue to operate the Business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use reasonable efforts to preserve intact its present officers and employees and preserve its relationships with suppliers, customers, insurers and others having business dealings with it, with the objective that the goodwill and reputation associated with the Business will be unimpaired at the Closing Date;

                  (d) Seller shall maintain all of the Assets in good repair, order and condition (reasonable wear and use and damage by unavoidable casualty excepted) and shall not amend, waive, release, dispose of or permit to lapse (other than in the ordinary course) any material right relating to the Business or the Assets;

                  (e) Seller shall promptly advise Purchaser of any material change in its financial condition, properties, assets, earnings, Liabilities, business, operations or prospects that is or may reasonably be expected to be materially adverse to the Business;

                  (f) Seller shall not sell, lease or dispose of, or cause to be purchased, sold, leased or disposed of, or make or cause to be made any commitment for the sale, lease or disposition of, any of the Assets other than in the ordinary and usual course of business consistent with prior practice;

                  (g) Seller shall not (i) incur, with respect to the Business, any indebtedness for borrowed money (other than in connection with its existing revolving credit agreement) or vary the terms of any existing credit arrangement; (ii) fail to pay all premiums on all Insurance Policies or otherwise permit such policies to lapse or fail to give or deliver any notice with respect to any material claims thereunder in a timely manner; (iii) enter into any
                                                       -20-
         other transaction material to the business or financial condition of the Business outside of the ordinary course of business; or (iv) make or incur any capital expenditure in excess of $1,000 except as provided on SCHEDULE 6.2(G);

                  (h) Seller shall confer on a regular basis with representatives of Purchaser to report material operational matters and the general status of ongoing operations of the Business, and promptly notify Purchaser upon receipt of notice or knowledge of any emergency or other damage not in the ordinary and usual course of business of the Business or any fact which would make any of its representations and warranties contained herein untrue in any material respect;

                  (i) Seller shall provide all information reasonably requested by the Purchaser regarding the assets and liabilities, financial position, profits and losses and prospects of the Business.

                  6.3 PUBLICITY AND DISCLOSURE. Unless otherwise required by applicable law, Seller shall not issue, or cause or permit the publication by any of its representatives of any press release or other announcement with respect to, or otherwise disclose any information relating to this Agreement or the transactions contemplated hereby, except with the prior written consent of the Purchaser, and except to those employees, agents or representatives of the party who requires such information in order to assist in the consummation of the transactions contemplated by this Agreement. Nothing in this Section 6.3 shall preclude Seller from discussing or disclosing this transaction to its lenders, leasing companies, suppliers or any person or entity as necessary to carry out the transactions contemplated by this Agreement or the Ancillary Documents. Purchaser shall present to Seller for prior review and comment any press release or announcement with respect to the Closing of the transactions contemplated in this Agreement.

                  6.4 ACQUISITION PROPOSALS. Seller agrees that, during the period from the date of this Agreement until the Closing or termination of this Agreement, it will not permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit or encourage any inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or enter into or consummate any agreement providing for, any sale or other disposition of all or any material portion of the Business or the Assets or any merger or business combination involving the Business other than the transactions contemplated by this Agreement. Seller shall promptly notify Purchaser if any such inquiries or proposals are received by Seller.

                  6.5 INSPECTION AND PRESERVATION OF RECORDS. Seller and Purchaser shall reasonably cooperate with each other (at the sole cost of the requesting party) with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and claims and demands relating to the Business or the Assets that may occur after the Closing, provided that each party first disclose to the other party the general nature of the audit, proceeding, litigation or other claim or demand necessitating the cooperation of the other party and any inspection of its books and records pursuant to this Section 6.5. Without limiting the generality of the foregoing, from and after the Closing Date, Purchaser will permit Seller and its agents, representatives, attorneys and accountants, at all reasonable times during regular business hours, to inspect and copy, at Seller's expense, the books, files, records and accounts of the Business relating to periods prior to the Closing Date, for any reasonable purpose or purposes, including, without limitation, the preparation, review or audit of any financial statements or tax returns, providing appropriate verification of documents, or preparing for, conducting or defending any legal proceeding. Purchaser shall maintain and preserve all of such books, files, records and accounts of the Business for a period of five years from the Closing Date; PROVIDED, HOWEVER, that Purchaser may dispose of any thereof at any time and from time to time if it first shall have afforded Seller the reasonable opportunity, upon thirty (30) days' prior notice and at Seller's expense, to take possession thereof. On and after the Closing Date, Seller will permit Purchaser and its agents, representatives, attorneys and accountants, at all reasonable times during regular business hours, to inspect and copy at Purchaser's expense the books, files, records and accounts of Seller not included in the Assets insofar as they relate to the Business, for any reasonable purpose or purposes including, without limitation, the preparation, review or audit of any financial statement or tax returns, providing appropriate verification of documents, or preparing for, conducting or defending a legal proceeding. Seller shall maintain and preserve all such books, records, files and accounts for a period of five years from the Closing Date; PROVIDED, HOWEVER, that Seller may dispose of any thereof at any time and from time to time if it first shall have afforded Purchaser the reasonable opportunity, upon thirty (30) days' notice and at Purchaser's expense, to take possession thereof. Purchaser and Seller agree (at the sole cost of the requesting party) to render such assistance to the other, including permitting such other parties to have access to its employees, as may be reasonably requested in connection with obtaining information for the purposes set forth in the foregoing. Purchaser and Seller will treat all information obtained pursuant to this Section 6.5 as confidential except to the extent that disclosure thereof (i) is necessary for attainment of the purpose or purposes for which such information was obtained or
(ii) is required by law or by order of any court of competent jurisdiction. In addition, Seller and Purchaser agree to provide each other with such further assistance and cooperation as may be reasonably requested by the other party for any proper purpose, including, by way of illustration, assisting such other party in preparing for, conducting or defending any legal proceeding, and in connection therewith providing such documentary or physical evidence and expert or other testimony as may be reasonably requested; PROVIDED, HOWEVER, that in each such case, the requesting party shall pay, or reimburse the other party in providing such assistance.

                  6.6 EXPENSES AND TAXES.

                  (a) Each party hereto shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that all applicable excise, sales, transfer, documentary, filing, recordation and other similar taxes, levies, fees and charges, if any (other than all real estate transfer taxes and conveyance and recording fees, if any, of which Seller and Purchaser shall each pay one-half), that may be imposed upon, or payable or collectable or incurred in connection with, this Agreement and the transactions contemplated hereby shall be borne by Seller. Each party hereto hereby agrees to file all necessary documentation (including, without limitation, all tax returns) with respect to all such taxes in a timely manner.

                  (b) OTHER TAXES. Except as otherwise provided in this Agreement, as among the parties hereto, (i) Seller shall be responsible for and pay all taxes levied or imposed upon, or in connection with, the Assets or the conduct or operation of the Business before the Closing Date; (ii) Purchaser shall be responsible for and pay all taxes levied or imposed upon, or in connection with, the Assets or the conduct or operation of the Business on and after the Closing Date; and (iii) Seller and Purchaser shall be responsible for their own respective income and franchise taxes, if any, arising from the transactions contemplated by this Agreement.

                  6.7 DELIVERY OF PROPERTY RECEIVED AFTER CLOSING, ACCOUNTS RECEIVABLE AND CUSTOMERS.

                  (a) From and after the Closing, Seller shall promptly transfer and deliver, or cause to be transferred and delivered, to Purchaser, from time to time, (i) all Assets that were not delivered or transferred to Purchaser at or prior to the Closing, (ii) all Accounts Receivable, as defined in Section 6.7(b) below, and (iii) cash and other property of Purchaser that Seller or any of its Affiliates may receive relating to the Business as conducted after the Closing.

                  (b)(i) Seller's accounts receivable ("ACCOUNTS RECEIVABLE") from all sources for all services provided or performed, whether or not invoiced, are set forth on SCHEDULE 6.7(B) ("ACCOUNTS RECEIVABLES SCHEDULE"). The Accounts Receivables Schedule shall (i) reflect all prospective deductions and adjustments from customers and payors (ii) be updated to within 24 hours prior to Closing, and (iii) be delivered to the Purchaser at Closing certified as true and correct by Seller's chief financial officer ("ACCOUNTS RECEIVABLE CERTIFICATION"). If, at the maturity date of the Seller Note, Purchaser has made a good faith determination that, giving effect to all deductions, prospective deductions, uncollectible Accounts Receivable items and adjustments, the actual Accounts Receivable are less than the total amount stated on the Accounts Receivable Certification, due to the inability to collect Accounts Receivable reflected on the Accounts Receivable Certification or because Accounts Receivable listed on the Accounts Receivable Certification reflected amounts not due to the Seller, or for any other reason ("ACCOUNTS RECEIVABLE DEFICIENCY"), then Purchaser shall give written notice to the Seller, and the Seller Note shall be reduced by any such Accounts Receivable Deficiency. If the balance of the Seller Note is insufficient to cover any Accounts Receivable Deficiency, then Purchaser shall be entitled to collect these amounts through claims made under the indemnification provisions of this Agreement pursuant to Article IX. At the Closing, Seller shall deliver a duly executed Accounts Receivable assignment to the Purchaser ("ACCOUNTS RECEIVABLE ASSIGNMENT").

                  (ii) Purchaser shall engage a billing system sub-contractor to collect the Accounts Receivable which sub-contractor shall be subject to review by Seller; however, Seller may not disapprove the billing system sub-contractor unless the terms and conditions of engagement are materially less favorable than the terms and conditions offered by Seller's present billing system sub-contractor. Seller may obtain from Purchaser the reports customarily generated by the billing system sub-contractor at the time such reports are ordinarily prepared. Calculation of the Accounts Receivable for purposes of
Section 6.7(b) and Section 1.1(f) shall be net of all fees and collection charges imposed by the billing system sub-contractor in billing and collecting the Accounts Receivable.

                  (c) Seller's accounts payable ("ACCOUNTS PAYABLE") for all accounts are set forth on SCHEDULE 6.7(C) ("ACCOUNTS PAYABLE SCHEDULE"). The Accounts Payable Schedule shall be (ii) be updated to within 24 hours prior to Closing, and (ii) delivered to the Purchaser at Closing certified as true and correct by Seller's chief financial officer ("ACCOUNTS PAYABLE CERTIFICATION"). If, at any time prior to the maturity date of the Seller Note, Purchaser makes a good faith determination that there are Aggregate Specific Assumed Liabilities including Accounts Payable which have not already been accounted for in the Assumed Liabilities Overage, as defined in Section 6.7(c) below ("POST-CLOSING ASSUMED LIABILITIES OVERAGE"), then Purchaser shall give written notice to the Seller, and the Seller Note shall be reduced dollar for dollar by the Post-Closing Assumed Liabilities Overage. If the balance of the Seller Note is insufficient to cover any Post- Closing Assumed Liabilities Overage, then Purchaser shall be entitled to collect these amounts through claims made under the indemnification provisions of this Agreement pursuant to Article IX.

                  (d) If the Aggregate Specific Assumed Liabilities, giving effect to the total amount set forth on the Accounts Payable Certification, total more than the total amount stated on the Accounts

Receivable Certification ("ASSUMED LIABILITIES OVERAGE"), then the Seller Note shall be reduced dollar for dollar by each dollar which is more than the total amount stated on the Accounts Receivable Certification. If the total Accounts Receivable, as reflected on the Accounts Receivable Certification, total more than the Aggregate Specific Assumed Liabilities giving effect to the total amount set forth on the Accounts Payable Certification ("ACCOUNTS RECEIVABLE OVERAGE"), then the Seller Note shall be increased dollar for dollar by each dollar which is more than the total amount of the Aggregate Specific Assumed Liabilities. The determination of the Assumed Liabilities Overage, if any, or the Accounts Receivable Overage, if any, shall be made at the Closing and the Seller Note adjusted accordingly.

                  (e) Seller and Parent will do all things necessary and render all reasonable assistance from and after the Closing to assure that Purchaser retains all Major Accounts and the Major Accounts Contracts remain in full force and effect or are renewed or extended, as the case may be.

                  6.8 FILINGS. The parties hereto shall promptly take all such action as may be necessary under any statute, law, ordinance, rule or regulation applicable to or necessary for, and will file and, if appropriate, use their reasonable efforts to have declared effective or approved all documents and notifications with all Authorities which they deem necessary or appropriate for, the consummation of the transactions contemplated hereby and the parties hereto shall give the other information requested by such other party pertaining to it and its Affiliates which is reasonably necessary to enable such other party to take such actions and file in a timely manner all reports and documents required to be so filed by or under applicable laws.

                  6.9 ASSISTANCE WITH SUPPLIERS. Seller shall, upon reasonable request of Purchaser, take all reasonable action to assist Purchaser in retaining the present suppliers of the Business.

                  6.10 SELLER'S EMPLOYEES AND EMPLOYEE-RELATED OBLIGATIONS.

                  (a) Seller will use its best efforts to secure the continuation of employment by the Purchaser, following the sale of the Assets and the consummation of the transactions contemplated in this Agreement of key employees of Seller, as requested by Purchaser. Seller shall cooperate in seeking from these key employees by the Closing non-compete and non-disclosure of technology agreements in a form acceptable to Purchaser. With regard to any of Seller's employees which Purchaser hires, Purchaser shall solely and exclusively determine the terms and conditions of such employment.

                  (b) Seller shall maintain a group health plan for the purpose of providing "continuation coverage", as defined in Section 602 of ERISA, to those of its employees and their dependents who become entitled to such coverage on or prior to the Closing Date.

                  (c) Seller shall take only those actions which are reasonably necessary and appropriate, in its good faith exercise of discretion, to assure that (i) Purchaser will not be bound by any collective bargaining obligations or collective bargaining agreements of Seller, and (ii) no unfair labor practice claims or breach of contract claims arising from any collective bargaining agreement of Seller are asserted against Purchaser as a result of Seller's failure to remove such collective bargaining obligations or collective bargaining agreement restrictions; PROVIDED HOWEVER, that Seller shall have no obligations for any unfair labor practice or breach of contract claims asserted against Purchaser resulting from Purchaser's actions following execution of this Agreement.

                  6.12 BROKERS. Seller shall pay any brokerage fee, finder's fee or commission due to Bedminster Financial Group, Ltd. pursuant to a separate agreement with Bedminster. Purchaser shall pay any brokerage fee, finder's fee or commission due to Next Century Group pursuant to a separate agreement with Purchaser. Each of Seller and Purchaser shall indemnify and hold the other harmless, in accordance with the provisions of Article IX, in the event any claim is made by either Bedminster again the Purchaser or Next Century against the Seller for brokerage fees, finder's fees or commissions.

                  6.13 COMPLIANCE WITH LAWS. From and after the Closing, Purchaser shall remain in compliance with all applicable municipal, county, state and federal laws, regulations, and ordinances, including without limitation, all Medicare and commercial insurance standards and regulations.

                  6.14 BULK SALES LAW. Seller shall obtain a clearance prior to Closing of any requirement of Seller or Purchaser to be in compliance with notice or other provisions of the Pennsylvania bulk sales laws.

                  6.15 TECHNICAL SERVICES AGREEMENT AND CHANGE OF NAME. From and after the Closing, until Medicare provider numbers are obtained by Purchaser for each IDTF site, Seller shall provide certain defined technical services for Purchaser in accordance with a Non-Invasive Ultrasound Technical Services Agreement, in the form annexed as EXHIBIT H ("TECHNICAL SERVICES AGREEMENT"). At the termination of the Technical Services Agreement, Seller shall have delivered a certificate of amendment or change of name, with the indicia of filing or recording with the appropriate Authority, changing the corporate name of Seller to eliminate therein the trade name "Cardiovascular Laboratories of PA, Inc.", and amending or discontinuing any business certificate to eliminate any use of the name "Cardiovascular Laboratories", whether in the jurisdiction of incorporation or any other jurisdiction where Seller is qualified to do business or is doing business. .

                  VII. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

                  7.1 CONDITIONS TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing Date, of all of the following conditions (subject to the right of Purchaser to waive any such condition in writing):

                  (a) The representations and warranties of Seller and Parent contained in this Agreement and in Seller's Ancillary Documents shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (or, if untrue in any material respect, specifying to Purchaser in writing the respect in which it is untrue); Seller shall have duly performed all of its obligations under this Agreement to be performed on or prior to the Closing Date, to the extent not waived in writing by Purchaser; and Purchaser shall have received at the time of the Closing a certificate from Seller reasonably satisfactory in form to Purchaser certifying to the satisfaction of all of the conditions set forth in this Section 7.1(a), to the extent not waived in writing by Purchaser.

                  (b) No action, suit or proceeding shall be instituted or threatened that (i) seeks to restrain, prohibit or declare illegal, or to obtain a material amount of damages arising from, the transactions contemplated by this Agreement or (ii) could reasonably be expected to materially impair the value of the Assets, the Business or the Assumed Liabilities, and no temporary restraining order or injunction shall be issued by any court or governmental body restraining or prohibiting, and no other Legal Requirement shall come into effect making illegal, performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                  (c) Purchaser shall have received an opinion of counsel for Seller, addressed to Purchaser, substantially in the form attached hereto as EXHIBIT D.

                  (d) Seller shall have delivered to Purchaser all of the Material Consents and the assignments and approvals of the Hospital Contracts and the IDTFs Contracts, and all other consents, Contracts assignments, approvals, permits, licenses and authorizations required to continue the Business and all filings required to be made with any person or Authority in connection with the consummation of the transactions contemplated hereby shall have been obtained or made.

                  (e) There shall be no Material Adverse Effect.

                  (f) Seller shall deliver such instruments of transfer or conveyance, and of assignment, as are reasonably requested by Purchaser to vest in Purchaser good title to the Assets.

                  (g) PT shall have executed an employment agreement with Purchaser substantially in the form annexed hereto as EXHIBIT E ("EMPLOYMENT AGREEMENT"), and such Employment Agreement shall be in full force and effect.

                  (h) All documents incident to the transactions contemplated in this Agreement shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certificates or other copies of such documents as Purchaser or such counsel may reasonably request.

                  (i) Seller, Parent, and TC shall have executed and delivered to Purchaser a Non-Competition and Non-Disclosure Agreement ("NON-COMPETITION AND NON-DISCLOSURE AGREEMENT") substantially in the form attached hereto as EXHIBIT F, and such agreement shall be in full force and effect.

                  (j) Seller shall have delivered the Accounts Receivable Certification, the Accounts Payable Certification and the Accounts Receivable Assignment to Purchaser.

                  (k) Seller shall have delivered to Purchaser copies of a general release from the Anchor Investment Partnership, Ltd. to the Purchaser and Seller, and evidence that the Anchor Loans have been paid and satisfied in full.

                  (l) Purchaser shall have obtained Medicare provider numbers relating to each of the IDTFs locations and sites, and other locations and sites where Medicare provider numbers are presently used in connection with the Business or by Seller, or Seller shall have executed and delivered to the Purchaser the Technical Services Agreement.

                  (m) DVI and Purchaser's lender shall have reached accommodation as provided in Section 3.1(a).

                  7.2 CONDITIONS TO THE OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing Date, of the following conditions (subject to the right of Seller to waive any such condition in writing):

                  (a) The representations and warranties of Purchaser contained in this Agreement and in Purchaser's Ancillary Documents shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date; Purchaser shall have performed all of its obligations under this Agreement to be performed on or prior to the Closing Date; and Seller shall have received at the time of the Closing a certificate from Purchaser reasonably satisfactory in form to Seller certifying to the satisfaction of all of the conditions set forth in this Section 7.2(a).

                  (b) No temporary restraining order or injunction shall be issued by any court or governmental body restraining or prohibiting, and no other Legal Requirement shall have come into effect making illegal, performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                  (c) Seller shall have received an opinion from counsel for Purchaser, substantially in the form attached hereto as EXHIBIT G

                  (d) All consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any person or Authority in connection with the consummation of the transactions contemplated hereby shall have been obtained or made.

                  (e) Purchaser shall have delivered to Seller (i) the funds set out in Section 2.2 of this Agreement, (ii) the Assumption Agreement executed by Purchaser, and (iii) the Seller Note.

                  (f) All documents incident to the transactions contemplated in this Agreement shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received all such counterpart originals or certificates or other copies of such documents as Seller or such counsel may reasonably request.

                  VIII. TERMINATION

                  8.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (a) By mutual written consent of the parties hereto;

                  (b) By Seller, if any of the conditions set forth in Section
         7.2 shall have become incapable of fulfillment as a result of events beyond the control of Seller;

                  (c) By Purchaser, if any of the conditions set forth in
         Section 7.1 shall have become incapable of fulfillment as a result of events beyond the control of Purchaser;

                  (d) By either Purchaser or Seller, for any reason, if the Closing has not occurred by March 25, 2000 or by such adjourned Closing Date as the parties may agree to in writing (other than as a result of a breach of this Agreement by the party seeking termination);

                  (e)(i) By Purchaser, if Seller has breached this Agreement in any material respect, or (ii) by Seller, if Purchaser has breached this Agreement in any material respect, PROVIDED THAT with regard to either
         Section 8.1(e)(i) or (e)(ii), as the case may be, the party who is in breach of this Agreement shall have failed to cure such breach after 10 days prior written notice of such breach from the other party.

                  8.2 CERTAIN EFFECTS OF TERMINATION. If this Agreement is terminated by either Seller or Purchaser as provided in Section 8.1:

                  (a) each party, if so requested by the other party will return promptly every document furnished to it by the other party (or any subsidiary, division, associate or Affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and

                  (b) all confidential or proprietary information received by any party hereto with respect to the business of the other party hereto or its subsidiaries, divisions, affiliates or associates (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not, unless otherwise required by law, at any time be used for the advantage of, or disclosed to third parties by, such party for any reason whatsoever.

The provisions of this Section 8.2 shall survive the termination of this Agreement.

                  8.3 REMEDIES. No party shall be limited to the termination right granted in Section 8.1 by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

                  (a) proceed to close the sale of Assets and consummation of the transactions contemplated in this Agreement despite the other party's nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of a breach of any representation, warranty or covenants or of the other party's rights and remedies with respect thereto to the extent that the party so proceeding shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless occur;

                  (b) decline to close, terminate this Agreement as provided in
         Section 8.1, and thereafter seek damages to the extent permitted in
         Section 8.4; or

                  (c) seek specific performance of the obligations of the other party. Each party hereby agrees that in the event of any breach by such party of this Agreement, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.

                  8.4 RIGHT TO DAMAGES. If this Agreement is terminated pursuant to Section 8.1, neither party shall have any claim against the other except if the circumstances giving rise to such termination were caused by the other party's willful failure to comply with a material covenant set forth herein, in which event termination pursuant to Section 8.1 shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees) except that Seller and Purchaser shall be limited in its recovery of damages against the other in the amount of $50,000.


                  IX.      INDEMNIFICATION

                  9.1 INDEMNIFICATION BY PURCHASER. From the Closing Date, Purchaser agrees to indemnify, defend and hold Seller, its Affiliates and their respective successors and permitted assigns (collectively "SELLER INDEMNITEES") harmless from and against any and all Losses (as defined below) based upon, arising out of or otherwise in respect of (i) any inaccuracy or any breach of any representation or warranty of Purchaser contained in this Agreement, or any of Purchaser's Ancillary Documents, (ii) any breach of any covenant or agreement of Purchaser contained in this Agreement (including this Section 9.1), or any of Purchaser's Ancillary Documents, (iii) any Assumed Liability, (iv) any Taxes imposed on Seller that are Purchaser's obligations under Section 6.6. and (v) Purchaser's operation of the Business or the Assets on and following the Closing Date. As used herein, "LOSS" or "LOSSES" means any loss, claim, demand, damage, award, liabilities, suits, penalties, increases in insurance premiums as a result of claims made, forfeitures, cost or expense (including, without limitation, costs of investigation, monitoring, assessment, containment, removal, disposal, remedy, clean up, treatment or abatement or Releases or Chemical Substances, reasonable attorneys', consultant and other professional fees and disbursements of every kind, nature and description).

                  9.2 INDEMNIFICATION BY SELLER. From the Closing Date, subject to the terms and conditions of Section 9.3 below, Seller and Parent agree to indemnify, defend and hold Purchaser and its Affiliates and their respective successors and permitted assigns (collectively "PURCHASER INDEMNITEES") harmless from and against any and all Losses based upon, arising out of or otherwise in respect of (i) any inaccuracy or any breach of any representation or warranty of Seller or Parent, as the case may be, contained in this Agreement, or any of Seller's Ancillary Documents, (ii) any breach of any covenant or agreement of Seller or Parent, as the case may be, contained in this Agreement (including this Section 9.2), or any of Seller's Ancillary Documents,
(iii) the failure of Seller to discharge any liability or obligation of Seller other than the Assumed Liabilities, (iv) any Liability (including Taxes and Environmental Liabilities and Costs) arising out of or relating to any of the Assets or the conduct of the Business during the period prior to the time of the Closing, other than the Assumed Liabilities, (v) any Taxes imposed on Purchaser that are Seller's obligations under Section 6.6, and (vi) any Accounts Receivable Deficiency or Assumed Liabilities Overage, as set forth in Section 6.7.

                  9.3 NOTICE AND OPPORTUNITY TO DEFEND THIRD-PARTY CLAIMS.

                  (a) Promptly after receipt by either party hereto of notice of the assertion of any claim by a person not a party to this Agreement with respect to which such party hereto expects to make a request for indemnification under this Agreement, such party ("INDEMNIFIED PARTY") shall give the party that may become obligated to provide indemnification hereunder ("INDEMNIFYING PARTY") written notice describing such claim in reasonable detail ("INDEMNIFICATION NOTICE"). If the Indemnified Party fails to give the Indemnification Notice in a timely manner and the Indemnifying Party is materially prejudiced in its defense by such failure, the Indemnifying Party's liability in respect of such claim shall be reduced to the extent of such prejudice. Except as otherwise provided in this Article IX, such Indemnifying Party shall have the right, at its option, to compromise or defend exclusively, at its own expense and through counsel of its own choosing, any such matter involving the asserted liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the party seeking indemnification hereunder. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall give a notice ("DEFENSE ELECTION NOTICE") to the Indemnified Party of its intention to do so within thirty (30) business days of the Indemnification Notice to which it relates.

                  (b) Whether or not the Indemnifying Party chooses to defend or prosecute a claim, the parties shall cooperate in the defense or prosecution of any claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with the claim. So long as the Indemnifying Party is defending a claim in good faith, the Indemnified Party shall not compromise nor settle such claim. Notwithstanding an election by an Indemnifying Party to assume the defense of such action or proceeding, such Indemnified Party shall have the right to employ (at such Indemnified Party's sole cost and expense) separate counsel and to participate (at such Indemnified Party's sole cost and expense) in the defense of such action or proceeding.

                  (c) Notwithstanding anything to the contrary herein, if the Indemnifying Party does not give a Defense Election Notice within thirty (30) days of the Indemnification Notice, the Indemnified Party shall be free, in its sole discretion, to defend, compromise or settle the claim for which indemnification is sought.

                  X. MISCELLANEOUS

                  10.1 SURVIVAL. All of the provisions of this Agreement, including without limitation, all representations, warranties, covenants, agreements, obligations and indemnities herein, shall survive the Closing.

                  10.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including by courier), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or if telegraphed, telexed or sent by facsimile transmission, when transmitted, or, if mailed, forty-eight
(48) hours after the date of deposit in the United States mail, as follows:

                  (i)      if to Purchaser, to:

                           Mobile Diagnostics CAT, L.L.C.
                           55 Atlantic Avenue
                           Lynbrook, New York 11563
                           Att'n: Mark Gray
                           Fax: 516-593-6248

                           with a copy to:

                           Novack Burnbaum Crystal LLP
                           300 East 42nd Street
                           10th Floor
                           New York, New York  10017
                           Attention:  Edward H. Burnbaum, Esq.
                           Fax:  212-986-2907

                  (ii)     if to Seller or Parent, to:

                           Cardiovascular Laboratories of PA, Inc.
                           999 Old Eagle School Road, Suite 108
                           Wayne, Pennsylvania 19087
                           Attention: Mr. Timothy W. Cunningham
                           Fax: 610-293-7459

                           with a copy to:

                           Delancey W. Davis, Esq.
                           Box 477
                           Chester Springs, Pennsylvania, 19425
                           Fax: 610-293-7459

                           (iii) if to TC, to:

                           Mr. Timothy W. Cunningham
                           151 Kent Circle
                           Lower Gwynedd, Pennsylvania 19002


                           (iv) if to PT, to:

                           Mr. Paul A. Toomey
                           931 Biddle Lane
                           Phoenixville, Pennsylvania 19462

Any party may, by notice given in accordance with this Section 10.2 to the other party, designate another address or person for receipt of notices hereunder.

                  10.3 ENTIRE AGREEMENT. This Agreement and Purchaser's Ancillary Documents and the Seller's Ancillary Documents constitute the entire agreement and understanding between the parties with respect to the transfer of the Assets to Purchaser and the assumption by Purchaser of the Assumed Liabilities and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns. Each exhibit and the schedules attached to this Agreement, shall be considered incorporated into this Agreement and the Ancillary Documents. Any matter which is disclosed in any portion of the schedules attached to this Agreement is deemed to have been disclosed for the purposes of all relevant provisions of this Agreement and the Ancillary Documents.

                  10.4 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, cancelled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege shall hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                  10.5 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of New York (without regard to principles of conflicts of law). Each of the parties hereto agrees to submit to the exclusive jurisdiction of any federal or state court within the City of New York, New York, with respect to any claim or cause of action arising under or relating to this Agreement. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 10.2 together with a copy to be delivered to such party's attorneys as provided in Section 10.2. Such service shall be deemed to be completed when received. Seller and Purchaser each waives any objection based on FORUM NON CONVENIENS. Nothing in this paragraph shall affect the right of Seller or Purchaser to serve legal process in any other manner permitted by law.

                  10.6 BINDING EFFECT; NO ASSIGNMENT, NO THIRD-PARTY RIGHTS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law; provided, however, that (i) Purchaser may assign its rights under this Agreement to any entity which is owned by one or more of the members of Purchaser or to one of Purchaser's Affiliates without such prior written consent. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto or create or establish any third party beneficiary hereto.

                  10.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of separate counterparts which together shall constitute one and the same instrument.

                  10.8 FURTHER ASSURANCES. Each party shall, at the request of the other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to transfer, assign, convey, grant and confirm to Purchaser, or to perfect or record Purchaser's title to or interest in, or to enable Purchaser to possess and use, the Assets or otherwise to confirm to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

                  10.9 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extend necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

                  10.10 EXHIBITS AND SCHEDULES. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

                  10.11 CAPTIONS. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  10.12 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the Closing occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                   PURCHASER:

                                   MOBILE DIAGNOSTICS CAT, L.L.C.


                                   By:
                                      ------------------------------------------
                                                Managing Member



                                   SELLER:

                                   CARDIOVASCULAR LABORATORIES OF PA, INC.


                                   By:
                                      ------------------------------------------
                                                  President


                                   PARENT:

                                   CLIXHEALTH.COM, INC.


                                   By:
                                      ------------------------------------------
                                             President


                                      ------------------------------------------
                                             TIMOTHY W. CUNNINGHAM


                                      ------------------------------------------
                                             PAUL A. TOOMEY

                                LIST OF EXHIBITS



EXHIBITS                    DESCRIPTION


   A                        Form of Bill of Sale

   B                        Form of Seller Note

   C                        Form of Assumption Agreement

   D                        Form of Seller's Counsel Opinion

   E                        Form of Employment Agreement

   F                        Form of Non-Competition and Non-
                            Disclosure Agreement

   G                        Form of Purchaser's Counsel Opinion

   H                        Form of Non-Invasive Ultrasound Technical Services
                            Agreement

                                LIST OF SCHEDULES

SCHEDULE                          DESCRIPTION

1.1(a)                            Inventories

1.1(b)                            Equipment

1.1(c)                            Contracts

1.1(d)(i)                         Trademarks

1.1(d)(ii)                        Copyrights

1.1(d)(iii)                       Patents

1.1(d)(v)                         Know-How

1.1(d)(vi)                        Licenses to Seller

1.1(d)(vii)                       Licenses to Others

1.1(f)                            Cash Deposits and Prepaid Expenses

1.2(b)                            Material Consents

1.3(e)                            Excluded Contracts

2.1                               Customers

2.3                               Purchase Price Allocation

4.2                               Contractual Conflicts

4.5                               Liability Disclosure

4.8                               Litigation and Related Matters

4.10                              Government Licenses, Permits and Approvals

4.11                              Conduct of Business

4.13                              Insurance

4.15                              Environmental Matters

4.18                              Certain Interests

4.19                              Major Accounts

4.22(a)                           ERISA Plans

4.23                              Licenses, Permits and Authorizations

6.7(b)                            Accounts Receivable

6.7(c)                            Accounts Payable

                               LIST OF APPENDICES


         APPENDIX                      DESCRIPTION


            A                          Consents and Parent Consents